UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 9, 2015

Date of Report (Date of earliest event reported)

SPEED COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1303 E. Arapaho Road, Suite 200 Richardson, TX 75081
(Address of principal executive offices) (Zip Code)

(866) 377-3331

(Registrant’s telephone number, including area code)

_______________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

Item 1.01      Entry Into a Material Definitive Agreement

Item 9.01      Financial Statements and Exhibits

SIGNATURES

Item 1.01 Entry Into a Material Definitive Agreement.

On December 9, 2015, Speed Commerce, Inc., together with certain of its subsidiaries (collectively, the “Company”), entered into the Tenth Amendment to Amended and Restated Credit and Guaranty Agreement with various lenders and Garrison Loan Agency Services, LLC acting as agent (the “Tenth Amendment”). The Tenth Amendment served to amend that certain Amended and Restated Credit and Guaranty Agreement entered into by and among the Company and the Lenders that was attached as Exhibit 10.1 to that certain current report on Form 8-K filed by the Company on November 26, 2014, as amended (collectively, the “Credit Agreement”). Capitalized terms utilized herein are defined in the Credit Agreement.

Pursuant to the Tenth Amendment, among other things, the Credit Agreement has been amended to provide the Company with an additional $2.1 million of term loans (the “Additional Term Loans”). Concurrent with the execution of the Tenth Amendment, the full amount of the Additional Term Loans were funded to the Company. The financial terms of the Additional Term Loans are generally consistent with those of the existing borrowings provided to the Company under the Credit Agreement.

The discussion herein regarding the Tenth Amendment is qualified in its entirety by reference to the Tenth Amendment, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this document:

Exhibit

10.1     Form of Tenth Amendment to Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2015	SPEED COMMERCE, INC.

	By:	/s/ Ryan F. Urness
	Name:	Ryan F. Urness
	Title:	Secretary and General Counsel

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